ACQUISITION AGREEMENT


         THIS ACQUISITION AGREEMENT (the "Agreement") is made as of the 1st day of April, 1998, by and among GO-VIDEO, INC. ("Go-Video") and GO-VIDEO PRODUCTIONS, INC. ("GVP"), both Delaware corporations with principal executive offices at 7835 E. McClain, Scottsdale, Arizona, 85260 (collectively "Purchaser"), and PORNTHEP SRICHAWLA, AKRADEJ SRICHAWLA, and VORATHEP SRICHAWLA (collectively referred to as "Sellers" and individually as "Seller").

                              W I T N E S S E T H:

         WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, all ownership interests, whether represented by shares, certificates of interest, or otherwise ("Interests"), in and to CALIFORNIA AUDIO LABS L.L.C., a California limited liability company (the "Company") on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties do hereby agree as follows:

                                    ARTICLE 1

                         PURCHASE AND SALE OF INTERESTS

         1.1 Purchase and Sale of the Interests. Upon the terms and subject to the conditions set forth herein, and in reliance on the respective representations and warranties of the parties, Sellers agree to sell, transfer, assign, and deliver to Purchaser, and Purchaser agrees to purchase from Sellers, good and marketable title in any and all Interests in the Company. Go-Video shall own 99% of the Interests and GVP shall own 1% of the Interests.

         1.2 No Assumed Liabilities. Purchaser shall not assume any liabilities of Sellers of any kind or nature incurred before or after the Closing Date. Sellers hereby agree to indemnify Purchaser and its affiliates from any and all claims arising, directly or indirectly, from liabilities or obligations of Sellers, including, without limitation, any and all taxes related, directly or indirectly, to Sellers' Interests in the Company including any liabilities and obligations related to the closing of this transaction.

         1.3 Purchase Price. The total purchase price for the Interests shall be $775,000.00 ("Purchase Price"). The Purchase Price shall be paid by Purchaser in cash (99% payable by Go-Video and 1% payable by GVP) in proportions designated by Sellers for their respective ownership interests of the Company.

         1.4 Closing. This Agreement shall be executed on April 1, 1998 (the "Execution Date"). The Closing of the sale by the Sellers (the "Closing") shall occur at the offices of
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Snell & Wilmer L.L.P., One Arizona Center,  Phoenix,  Arizona, on April 2, 1998,
or on such other day or at such other time or place as the Purchaser and the Sellers shall agree upon in writing (the "Closing Date") following satisfaction of conditions precedent.

                                    ARTICLE 2

                              EMPLOYMENT AGREEMENT

         2.1 Employment Agreement. In connection with this Agreement, Purchaser and Daniel Donnelly ("Donnelly") shall enter into an employment agreement in the form attached hereto as Exhibit A (the "Employment Agreement").

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         3.1 Representations and Warranties of Sellers. As of the date hereof and as of the Closing Date, Sellers, jointly and severally, hereby represent and warrant to Purchaser the following:

         3.2 Organization and Standing. The Company is a California limited liability company, duly organized, validly existing, and in good standing under the laws of its state of organization. The Company has all necessary power and authority to engage in the business in which it is presently engaged, and to own all of the tangible and intangible assets of the Company ("Assets"). The Company is qualified to do business as a foreign corporation in all states and countries where the nature of its business requires such qualification. The copies of the Operating Agreement and Articles of Formation and other formation documents of the Company (collectively referred to as the "Operating Agreement"), attached as
Schedule 3.2, are true and correct. The Operating Agreement has not been subsequently amended or repealed.

         3.3 Authority, Restrictions, and Enforceability. Each of Sellers has the authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. Neither Sellers nor the Company are subject to any restriction, agreement, law, judgment, or decree which would prohibit or be violated by the execution, delivery or performance of the Agreement. This
Agreement has been duly executed and delivered by each of Sellers and constitutes a legal, valid, and binding obligation of each of them, enforceable against each in accordance with its terms.

         3.4 Interests of Sellers in the Company. The Interests constitute all ownership interests in the Company and are owned of record and beneficially, and free and clear, by the Sellers, with no other person owning or having any rights
(including   without   limitation   any   voting   rights,   whether  as  proxy,
attorney-in-fact, assignee, transferee, or otherwise) in or with respect thereto. The Company is owned in its entirety by the Sellers in equal proportions. There are no outstanding options, rights, or other agreements or commitments obligating Sellers or the Company to issue or to transfer any Interests in the Company to any Person.
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         3.5  Financial  Statements.   Prior  to  Closing,  Sellers  shall  have
delivered to Purchaser the unaudited balance sheets of the Company at December 31, 1997, and the related statements of income for the fiscal year then ended, together with the related notes thereto, as certified by the Sellers, the unaudited financial statements of the Company at January 31, 1998, and the unaudited balance sheets at December 31, 1996 and 1995, respectively, and the related statements of operations for the fiscal years then ended (collectively the "Financial Statements"). The Company's Financial Statements are complete and correct in all material respects and in accordance with the books of account and records of the Company, and present fairly the Company's financial position. The aforementioned Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.

         3.6 Subsidiaries. The Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust, or other entity.

         3.7 Title and Condition of Assets. The Company has good and marketable title to the Assets free and clear of any and all liens, claims, charges, restrictions, security interests, equities or encumbrances whatsoever. To the best of Sellers' knowledge, all of the Assets are in good operating condition and repair.

         3.8 No Material Adverse Change. Except as disclosed on Schedule 3.8 hereto, since December 31, 1997, there have not been any:

                  (a) Transactions by the Company except in the usual and ordinary course of business;

                  (b) Undisclosed material adverse changes in the business, operations, financial condition, property, or affairs of the Company, as a result of any occurrence or development, whether or not insured against, and no threatened occurrence or development exists which would materially adversely affect the properties or assets, or the business operations or affairs of the Company;

                  (c) Labor disputes or other events or conditions of any character materially and adversely affecting the financial condition, business, assets, or prospects of the Company;

                  (d) Change in the accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) of the Company;

                  (e) Amendment or termination of any contract, agreement, or license to which the Company is a party, or by which it or any of its assets or properties are subject, except in the ordinary course of business;

                  (f) Citations received for any violations of any act, law, rule, or regulation of any governmental agency;
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                  (g) Claims  incurred for damages or alleged damages for actual or alleged negligence or other tort or breach of contract which is not fully covered by insurance underwritten by responsible insurers;

                  (h) Sales, transfers, or disposal of, or agreements to sell, transfer, or otherwise dispose of any of the assets, properties, or rights of the Company, except as incurred in the ordinary course of business consistent with the past practices of the Company;

                  (i) Agreements entered into granting any preferential rights to purchase any of the Assets or requiring the consent of any party to the transfer and assignment of the Assets;

                  (j) Sales or disposal of any capital assets; or

                  (k) Agreements by the Company or by the Sellers, individually or in any combination by or on behalf of the Company, to do any of the things described in the preceding clauses (a) through (j).

         3.9 Leases. Neither the Company, nor the Sellers, individually or in any combination, by or on behalf of the Company, are a party to any leases, agreements, subleases, or covenants pertaining to real property other than those described on Schedule 3.9.

         3.10 Assets. The Assets constitute all personal property and rights necessary for the operation of the Company's business as now conducted.
 .
         3.11 Absence of Undisclosed Liabilities. Except as set forth in the Financial Statements or in any Schedule attached to this Agreement, the Company has not incurred, and none of the Assets are subject to, any liabilities or obligations (accrued, absolute, contingent or otherwise including, without limitation, accrued but not yet payable tax liabilities) whether or not such liabilities are normally shown or reflected on a balance sheet prepared in a manner consistent with generally accepted accounting principles, other than unsecured trade accounts payable arising in the ordinary course of business since December 31, 1997 and estimated federal and state income tax accrued in respect of the operations of the Sellers since December 31, 1997. The Company is not in default in respect of any term or condition of any indebtedness or liability. There are no facts in existence on the date hereof and known to Sellers or the Company that might reasonably serve as the basis for any liabilities or obligations of Sellers or the Company not disclosed in this Agreement, the Financial Statements or the Schedules attached to this Agreement.

         3.12 Litigation. Except as set forth on Schedule 3.12, there are no suits, claims, actions, arbitration, investigations, or proceedings entered against, now pending, or, to the Sellers' knowledge, threatened against Sellers or the Company before any court, arbitration, administrative or regulatory body, or any governmental agency which may result in any judgment, order, award, decree, liability, or other determination which will or could reasonably be expected to have any effect upon the Sellers' Interests or upon the Company. Neither
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Sellers nor the Company are subject to any  continuing  court or  administrative order, writ, injunction, or decree applicable to it, property, or employees, and neither Sellers nor the Company are in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

         3.13 Consents. Except as otherwise disclosed on Schedule 3.13, neither the Sellers nor the Company are required to obtain any consents or other approvals from any governmental agency, bureau, or authority, or other Person, including any lender, vendor, or lessor in order to effect the transaction contemplated hereby; provided, however, that with respect to any necessary consents disclosed on Schedule 3.13, Sellers have obtained at their sole expense, prior to Closing, all such consents.

         3.14 Taxes. The Company is and from its inception has been treated as a partnership for tax purposes. Sellers have duly filed all tax reports and returns required to be filed in respect of the Sellers' Interests and the Company and have duly paid all taxes shown to be due on such tax returns or reports or claimed to be due from them by federal, state, or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchise, licenses, sales, and payrolls). Sellers have no knowledge of any state of facts which would constitute grounds for the assessment of any material tax liability against the Sellers' Interest or the Company with respect to any tax reports and returns filed. Neither Sellers nor the Company have caused or permitted a change in any method of accounting for tax purposes during or applicable to its current tax year which would render inaccurate, misleading, or incomplete the information concerning taxes set forth in or referred to in this Section 3.14, or which would have an adverse effect on Sellers' Interests or the Company for any period ending on or before the Closing Date.

         3.15 Licenses and Permits. Schedule 3.15 sets forth a list of all of the licenses, franchises, certificates, permits, easements, consents, rights, and privileges, including, without limitation, those of any federal, state, or local governmental or regulatory body, that are necessary and appropriate to the operation of the Company. All such items are in full force and effect and true and correct copies thereof have heretofore been furnished to Purchaser.

         3.16 Compliance with Laws. Neither Sellers nor the Company are in default under or in violation of any applicable statute, law, ordinance, decree, order, rule, regulation, franchise, permit, or license of any governmental body, which had or may have an adverse affect upon any property or assets of the Company or upon any Interest of the Sellers, or upon the Company's business, condition (financial or other) or results of operations.

         3.17 Contracts.  Except as set forth in Schedule 3.17 hereto,  there is
no  legally  enforceable  contract,   agreement,   commitment,   or  arrangement
("Contract"), or any outstanding unaccepted offer ("Offer"), whether written or oral, express or implied, fixed or contingent, having a value of greater than Ten Thousand Dollars ($10,000), to which the Company is a party or by which any property or assets of the Company or any Interests of the Sellers is or could be bound; provided, however, that the Contracts and Offers set forth on
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Schedule  3.17  include  all service  contracts  to which the Company is a party regardless of value. Sellers have made available to Purchaser true and correct copies of all written (and has furnished to Purchaser accurate and complete written summaries of all material provisions of all oral) Contracts and Offers, all as presently in effect. The Company is not in default in the payment of any obligation under, or in the performance of any material covenant or obligation to be performed by such party pursuant to, any Contract. Except only as to contracts, agreements, and other documents listed in Schedule 3.17 attached hereto or any other Schedule attached hereto, neither the Company nor the Sellers, whether individually or in any combination by or on behalf of the Company, are a party to or bound by any written or oral:

                  (a) Contract not made in the ordinary course of business;

                  (b) Employment or independent contractor agreement;

                  (c) Contract with any labor union or association;

                  (d)  Bonus,  pension,   profit  sharing,   retirement,   stock
purchase, hospitalization, medical reimbursement, insurance, or other plan providing employee benefits;

                  (e) Lease with respect to any property, real or personal, whether as lessor or lessee;

                  (f) Continuing contract for the future purchase of materials, supplies, or equipment;

                  (g) Contract or commitment for capital expenditures;

                  (h) Contract continuing over a period of more than thirty (30) days from its date;

                  (i) Contract for the lease, operation, or maintenance of any machinery or equipment; or

                  (j) Contract or agreement to pay any royalties or fees with respect to any sales of Sellers.

Schedule 3.17 also contains a list of all customers who have conducted business with the Company during the one (1) year period prior to the Closing Date.

         3.18 Patents and Trademarks. Attached hereto as Schedule 3.18 is a complete list of all trademarks, trademark registrations or applications, service marks, patents, trade names, copyrights, or copyright registrations or applications used by the Company. No Person owns any trademark, trademark registration or application, service mark, patent, trade name, copyright, or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of the Company or in connection with the
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performance of any contract to which the Company is a party.  The Company is not infringing upon or otherwise acting adversely to any right or claimed right of any person related to any patents, trademarks, copyrights, or other intellectual property rights.

         3.19 Employee Benefit Plans. Except as set forth on Schedule 3.19 hereto, there are no pension, bonus, profit sharing, stock option, or employee benefit plans maintained by the Company or to which the Company contributes or is required to contribute. All such plans set forth on Schedule 3.19 hereto, and their related trusts, if any, comply with the provisions of and have been administered in compliance with the provisions of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), and all other applicable laws, rules, and regulations, and any necessary governmental approvals of the plans set forth on Schedule 3.19 hereto have been obtained. True and complete copies of the plans set forth on Schedule 3.19 hereto and reports filed with any governmental agency with respect thereto and the amount of contributions made by the Company to any such plans for the last three (3) fiscal years of the Company have been furnished to Purchaser by Sellers.

         3.20 Warranties. Except as set forth on Schedule 3.20, neither the Company nor Sellers have given or made any express warranties to third parties with respect to any products sold or services performed by the Company. Sellers have no knowledge of any state of facts or the occurrence of any event forming the basis of any present claim against the Company or Sellers' Interests therein for liability due to any express or implied warranty.

         3.21 Labor Matters. The Company is not a party to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands, or proposals that are pending or that have been conducted or made with or by any labor union or association, and there are no pending or threatened labor disputes, strikes, or work stoppages that may have a material and adverse effect the Company or upon Sellers Interests. The Company is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practices.

         3.22 Accounts Receivable. Schedule 3.22 consists of an accurate and complete listing of all the accounts receivable of the Company as of December 31, 1997. The accounts receivable of the Company, which are reflected in the Financial Statements and all of its accounts receivable which have arisen since December 31, 1997 (except such accounts receivable as have been collected since then) in excess of reserves for doubtful accounts are valid and enforceable claims in all material respects, and the goods and services sold and delivered which gave rise to such accounts were sold and delivered in conformity with the applicable purchase orders, agreements, and specifications. Such accounts receivable are subject to no valid defense or offsets except routine customer complaints or warranty demands of an immaterial nature. An adequate reserve for doubtful accounts in the ordinary course of business has been established.

         3.23 Inventories. Schedule 3.23 consists of an accurate and complete listing of all the inventories of the Company as of December 31, 1997. The inventories of the Company, which are reflected in the Financial Statements and all inventory items which have been
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acquired  since  December  31,  1997,   consist  of  raw  materials,   supplies,
work-in-process, and finished goods in all material respects of such quality and in such quantities as are being used and are currently usable or are being sold and are currently selling in the ordinary course of its business. The value of all items that are below standard quality or obsolete has been written down to net realized value or adequate reserves have been provided therefore.

         3.24 Prorations. Certain prepaid expenses and certain accrued expenses or liabilities related to the operation of the Company's business will cover periods before and after the Closing Date including, without limitation, such things as rent, realty taxes, utilities, telephone, payroll, commissions, bonuses, vacation pay, percentage rent and/or common area charges, and employee benefits (collectively the "Proration Items"). The Company is not in default on any Proration Item covering periods prior to the Closing Date.

         3.25 Provision for Returns of Merchandise Made After Closing. The Company has provided for adequate reserves to account for merchandise sold by the Company in a bona fide transaction to a customer prior to the Closing Date and returned by the customer to the Purchaser for refund or credit.

         3.26 Environmental Matters.

                  (a) No properties owned or leased by the Company are in violation of any applicable environmental law, regulation, ordinance, or order of any federal, state, or local government entity, dealing with "superfund", water pollution, air pollution, solid and hazardous waste, underground storage tanks, "sanitary landfills", and "open dumps", injection and drywell, or any other federal, state, or local laws relating to contamination of or adverse effect on the environment, and neither the properties nor any underlying ground water contain any concentrations of regulated substances, hazardous substances, hazardous materials, toxic substances, or similar substances, residues, and wastes;

                  (b) Neither Sellers, the Company, nor any of its employees, agents, or representatives have conducted activities for or on behalf of the Company involving any hazardous substances or materials or substances otherwise regulated as provided in paragraph (a) or have taken, or refrained from taking, any action that has caused or will cause a violation of any regulation provided in paragraph (a); and

                  (c) Schedule 3.26 identifies all environmental audits or assessments undertaken by Sellers, the Company, or any governmental entities relating to or affecting the Company or any properties or assets owned or leased by or affecting the Company.

         3.27 Brokers and Finders. Sellers have not dealt with any broker, finder, or other person entitled to any broker's or finder's fee, commission, or other similar compensation in connection with the transaction contemplated hereby.

         3.28 No Default. There has been no default in any material respect in any obligation to be performed by the Company under any contract, lease, agreement, commitment, or undertaking to which it is a party or by which it or its assets or properties are bound, nor has
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the Company waived any material right under any such contract, lease, agreement, commitment, or undertaking.

         3.29 Transactions with Affiliated Parties.  Attached hereto as Schedule
3.29 is a list and description of all material transactions engaged in among or between any of Sellers, the Company, or any employee, agent, officer, or director of the Company, or any of their spouses or children, any trust of which any such person is the grantor, trustee, or beneficiary, any corporation of which any such person or party is a shareholder, employee, officer, or director, or any partnership in which any such person or party owns an interest (all such persons, trusts, corporations, and partnerships being herein referred to collectively as "Affiliated Parties" and individually as "Affiliated Party"). Except as set forth in Schedule 3.29 hereto, no Affiliated Party has any material or controlling ownership interest, directly, indirectly, or beneficially, in any competitor or potential competitor, supplier, or customer of Sellers.

         3.30 Books and Records. The books and records of account of the Company are complete and correct in all material respects and reflect a true record of all financial affairs of the Company in all material respects as prepared in the normal course of business through the date hereof, and the minute books and other records of the Company fairly reflect the meetings and proceedings of the Company and Sellers. All books, files, computer systems, and records of account have been made fully available without restriction for examination by the Purchaser.

         3.31 Authority of Sellers. The execution, delivery, and performance by Sellers of this Agreement has been fully authorized by each Seller individually as a Member of the Company ("Member"). No further action is necessary on the part of Sellers or the Company to make this Agreement valid and binding upon Sellers, and this Agreement is enforceable in accordance with its terms. Upon execution of this Agreement, Sellers will have no economic, managerial, or other interest in the Company.

         3.32 Minimum Working Capital. On the Closing Date, the Company will possess a minimum amount of Working Capital (current assets less current liabilities, excluding the Factory Line of Credit) of at least $1,000,000.

         3.33 Territorial Restriction. The Company is not restricted by any agreement or understanding with any other Person from carrying on the business of the Company anywhere in the world. Neither Purchaser, nor any of its Affiliates will, as a result of its purchase of the Sellers' Interests from Seller pursuant hereto, become restricted in carrying on the business of the Company anywhere in the world as a result of any Contract or other agreement to which Sellers or the Company are a party or by which they or any of their Affiliates are bound.

         3.34 Customers. Schedule 3.34 sets forth (a) the names and addresses of all customers of the Company that ordered products, goods or services from the Company with an aggregate value for each such customer of $5,000 or more during the twelve month period ended December 31, 1997 and (b) the amount for which each such customer was invoiced during such period. The Company has received no notice and the Company has no reason
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to believe that any significant  customer of the Company (i) has ceased, or will cease, to use the products, goods, or services of the Company which relate to the business, (ii) has substantially reduced, or will substantially reduce, the use of products, goods, or services of the Company which relate to the business or (iii) has sought, or is seeking, to reduce the price it will pay for products, goods or services of the Company, which relate to the business, including in each case after the consummation of the transactions contemplated hereby. To the best knowledge of Sellers, no customer of the Company with respect to the business described in clause (a) of this section has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

         3.35 Suppliers. Schedule 3.35 sets forth (a) the names and addresses of all suppliers from which the Company ordered inventories, and other products, goods, and services with an aggregate purchase price for each such supplier of $5,000 or more during the twelve month period ended December 31, 1997 and (b) the amount for which each such supplier invoiced the Company during such period. Seller has not received any notice from any such supplier indicating that there is or will be a material change in the price of such items or services, and Seller has no reason to believe that there will be any such material change in the price of such items or services, or that any such supplier will not sell such items to Purchaser at any time after the Closing Date on terms and conditions similar to those used in its current sales to the Company, subject to general and customary price increases. Except as described in Schedule 3.35, to the best knowledge of Sellers, no supplier to Seller described in clause (a) of the first sentence of this section has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

         3.36 Insurance. Schedule 3.36 contains a complete and correct list and summary description of all insurance policies maintained by Sellers and/or the Company for the benefit of or in connection with the Company. Sellers have delivered to Purchaser complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. Sellers have complied in all material respects with the terms and provisions of such policies. Schedule
3.36 sets out all claims made by the Company under any policy of insurance during the past two years with respect to the Company and in the opinion of Sellers reasonably formed and held, there is no basis on which a claim should or could be made under any such policy with respect to it.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         4.1 Representation and Warranties of Purchaser. As of the date hereof and as of the Closing Date, Purchaser hereby represents and warrants to Sellers the following:

         4.2 Organization and Standing. Purchaser is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all the requisite corporate power to enter into and perform this Agreement.

         4.3 Authority of Purchaser. Purchaser is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and all required corporate action with respect thereto has been duly and validly taken and this Agreement is binding upon the Purchaser and enforceable in accordance with its terms.

         4.4  Restrictions.   Purchaser  is  not  subject  to  any  restriction,
agreement, law, judgment, or decree which would prohibit or be violated by the execution, delivery, or performance hereof.

         4.5 Brokers and Finders. Purchaser has not dealt with any broker, finder, or other person entitled to any broker's or finder's fee, commission, or other similar compensation in connection with the transaction contemplated hereby.

         4.6 Litigation. There is no suit, claim, arbitration, investigation, action, or proceeding entered against, now pending, or, to the Purchaser's knowledge, threatened against Purchaser before any court, arbitration, administrative, or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability, or other determination which will, or could reasonably be expected to, materially impair the ability of the Purchaser to fulfill and perform its obligations under this Agreement.

                                    ARTICLE 5

                              COVENANTS OF SELLERS

         5.1 Sellers' Covenants. Sellers hereby covenant and agree that from the date of this Agreement until the Closing Date:

         5.2 Access to Information. Purchaser and its counsel, accountants, and other representatives will have full access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to Sellers' Interests to and the Company so that Purchaser may have full opportunity to make such investigation as it shall desire to make of the affairs of the Company and the Sellers' Interests. Sellers shall furnish or cause to be furnished to Purchaser and its representatives all data and information concerning the Sellers' Interests or the Company and its finances and properties that may reasonably be requested.

         5.3 Conduct of Business. Except as specifically contemplated in this Agreement, from the date of this Agreement to the Closing Date, the Company will be operated only in the ordinary course, and, in particular, the Company and the Sellers, with respect to the Company's business, will not, without the prior written consent of Purchaser:

                  (a) Cancel or permit any insurance to lapse or terminate, unless renewed or replaced by like coverage;

                  (b) Be in default under any material contract, agreement, commitment, or undertaking of any kind;

                  (c) Knowingly violate or fail to comply with any laws applicable to it or its properties or business;

                  (d) Commit any act or permit the occurrence of any event or the existence of any condition of the type described in clauses (a) through (k) of Section 3.8 hereof;

                  (e) Enter into any contract, agreement, or other commitment of the type described in Section 3.17 hereof;

                  (f) Fail to maintain and repair its assets and properties in accordance with good standards of maintenance and as required in any leases or other agreements pertaining thereto;

                  (g) Merge, consolidate or agree to merge or consolidate with or into any other corporation or other entity; or

                  (h) Agree to do any of the actions described in the preceding clauses (a) through (g), either individually or in any combination by or on behalf of the Company.

         5.4 Business Relationships. Sellers will use their best efforts to preserve the Company's business organizations intact, to keep available to Purchaser its present officers and employees, and to preserve its present relationships with customers, suppliers, and others having business relationships with the Company.

         5.5 Organizational and Company Matters. From the date of this Agreement until the Closing Date, the Sellers will not:

                  (a) Amend its Operating Agreement;

                  (b) Issue any additional rights or interests in the Company to any other members; or

                  (c) Agree to do any of the acts listed above.

         5.6 Insurance. Sellers will cause the Company to continue to carry its existing insurance, subject to variations in amounts required for the ordinary operations.

         5.7 Employees. Sellers shall not cause the Company to do, or agree to do, by or on behalf of the Company, any of the following acts:

                  (a) Grant any increase in salaries payable, or to become payable by it, to any officer, employee, sales agent, or representative;

                  (b) Increase benefits payable to any officer, employee, sales agent, or representative under any bonus or pension plan or other contract or commitment; or

                  (c) Modify any collective bargaining agreement to which it is a party or by which it may be bound.

         5.8 New Business. Sellers will not cause the Company to, or agree to do by or on behalf of the Company, without Purchaser's written consent, any of the following acts:

                  (a) Enter into any contract, commitment, or transaction not in the usual and ordinary course of business; or

                  (b) Sell or dispose of any capital assets relating to the Company's business except in the ordinary course of business.

         5.9 Liability and Waiver. Sellers will not cause the Company to, or agree to do by or on behalf of the Company, without Purchaser's written consent, any of the following acts:

                  (a) Pay any obligation or liability, fixed or contingent, other than current liabilities;

                  (b) Waive or compromise any right or claim relating to the Company's business except in the ordinary course of business; or

                  (c) Cancel, without full payment, any note, loan, or other obligation owing to Sellers' Interests or the Company relating to the Company's business except in the ordinary course of business.

         5.10 Agreements. Sellers will not cause the Company to modify, amend, cancel, or terminate any of its existing contracts or agreements, or agree to, by or on behalf of the Company, any of those acts other than in the ordinary course of business.

         5.11 Warranties at Closing. All representations and warranties of Sellers set forth in this Agreement and in any written statements delivered to Purchaser by Sellers under this Agreement will also be true and correct as of the Closing Date as if made on that date.

         5.12 Tax on Prior Sales. Sellers agree to furnish to Purchaser certificates from state and foreign taxing authorities and any related certificates that Purchaser may reasonably request as evidence that all sales and use tax liabilities of the Company accruing before the Closing Date have been fully satisfied or provided for.

         5.13 Confidentiality. Sellers and their representatives will hold in strict confidence, and will not divulge, communicate, use to the detriment of Purchaser or for the benefit of any other person or persons, or misuse in any way, any financial information, including the terms of this Agreement, or other data obtained in connection with this Agreement, including, without limitation, any Confidential Information of Purchaser, personnel information, secret processes, know how, customer lists, formulas, or other technical data; and if the transactions contemplated by this Agreement are not consummated, Sellers and their representatives will return to Purchaser all such data and information as Purchaser may reasonably request, including, without limitation, work sheets, test reports, manuals, lists, memoranda, and other documents prepared by or made available to Sellers in connection with this transaction. "Confidential Information" shall mean the technical information, trade secrets, and all other information about the Purchaser, the Company, or its products. Information shall not be considered "Confidential Information" to the extent that the disclosing party can clearly demonstrate the information (i) is publicly and openly known and in the public domain through no fault of the receiving party and without a breach of this Agreement, (ii) is or has lawfully been disclosed to the receiving party by a third party without any obligation of confidentiality, or
(iii) is required to be disclosed by law. Sellers may disclose such information to its attorneys and accountants so long as they agree to keep such information confidential.

         5.14 Closing. Sellers shall use their best efforts to cause the conditions specified in Article 5 hereof to be satisfied at or prior to the Closing Date hereof.

                                    ARTICLE 6

                             COVENANTS OF PURCHASER

         6.1 Purchaser's Covenants. Purchaser hereby covenants and agrees that from the date of this Agreement until the Closing Date:

         6.2 Confidentiality. Purchaser and its officers, directors, and other representatives will hold in strict confidence, and will not divulge, communicate, use to the detriment of Sellers or for the benefit of any other person or persons, or misuse in any way, any financial information or other data related to Sellers obtained in connection with this Agreement, including, without limitation, any confidential information or trade secrets of Sellers, personnel information, secret processes, know how, customer lists, formulas, or other technical data; and if the transactions contemplated by this Agreement are not consummated, Purchaser will return to Sellers all such data and information as Sellers may reasonably request, including, without limitation, work sheets, test reports, manuals, lists, memoranda, and other documents prepared by or made available to Purchaser in connection with this transaction.

         6.3 Closing. Purchaser will use its best efforts to cause the conditions specified in Article 6 hereof to be satisfied at or as soon as practicable prior to the Closing Date.

                                    ARTICLE 7

                             POST CLOSING COVENANTS

         7.1 Books and Records. Sellers and Purchaser hereby covenant and agree that as soon as is reasonably practicable after the Closing Date, Sellers' representatives and Purchaser's representatives will cooperate in reviewing the books and records of the Company relating to the Company's business and the Sellers' Interests. Purchaser agrees to provide to Sellers and their representatives during business hours and upon reasonable notice, any books and records relating to the Company's business and the Sellers' Interests desired by Sellers for tax purposes. Such items will be copied for and given to Sellers at Sellers' expense. All books and records relating to the Company's business and Sellers' Interests shall belong to the Company.

         7.2 Non-Competition. Sellers, jointly and severally, agree with Purchaser that for a period of three (3) years from the Closing Date they will not, whether for their own account or for the account of any other person, firm, corporation, or other business entity, interfere with the Purchaser's relationship with, or endeavor to entice away from the Purchaser, any person, firm, corporation, or other business entity who or which at the Closing Date was an employee, consultant, agent, customer, or in the habit of dealing with the Company unless the Purchaser has formally terminated its business relationship with said employee, consultant, agent, or customer.

         7.3 Repayment of Factory Line of Credit. The Company's principal balance outstanding at the Closing Date under its Factory Line of Credit with California Audio Labs (Thailand) LTD (the "Factory") which is set forth in
Schedule 7.3 (the "Line Amount") will be repaid by the Company concurrent with the Closing, less a seven and one half percent (7.5%) prepayment discount. No interest shall be payable by the Company for the Line Amount.

         7.4 Section 754 Election. Sellers agree to prepare and timely file with the appropriate government authorities documentation necessary or appropriate to constitute a Section 754 Election under the Internal Revenue Code and under any corresponding provision of state or local law. Sellers agree to facilitate a review of Seller's tax return(s) and related documentation by Purchaser's public accountants, Deloitte & Touche, and to submit all such returns and documentation, prior to filing, to Purchaser's public accountants for review and comment.

         7.5 Release. Effective as of the Closing Date, each Seller hereby irrevocably waives and releases all known and unknown claims such Seller may have against the Company, Purchaser, any of the Purchaser's affiliates, or any present and former directors, officers, agents, and employees of the Company, Purchaser, or any of the Purchaser's affiliates, and irrevocably waives and releases any and all actions, claims, causes of action, or liabilities of any nature, in law or equity, known or unknown, and whether or not heretofore asserted, which such Seller ever had, now has, or hereafter can, will, or may have against any of the foregoing, upon or by reason of any matter, cause, or thing whatsoever from the formation of the Company to the Closing Date.

         7.6 Name Change. Sellers agree that, within three months from the execution of this Agreement, they and any and all affiliates of Sellers, including without limitation California Audio Labs (Thailand) LTD, a Thai company, shall have commenced proceedings to remove any reference to, or otherwise use, either in whole or in part, "California Audio Labs" as a company and/or d/b/a name or trademark under which it conducts any business worldwide, and that it shall use its best efforts to effect such change as soon as possible.

                                    ARTICLE 8

                 CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

         8.1 Conditions. All obligations of Purchaser to proceed with Closing and to consummate the transactions contemplated hereby are subject to fulfillment and satisfaction by Sellers on or before the Closing Date of each of the conditions precedent set forth in this Article 8. Purchaser may waive any or all of these conditions in whole or in part without prior notice to Sellers; provided, however, that no waiver of a condition shall constitute a waiver by Purchaser of any of its other rights or remedies, at law or in equity, if Sellers shall be in default of any of its representations, warranties, or covenants under this Agreement.

         8.2 Accuracy of Representations and Warranties. The representations and warranties of Sellers contained herein and in any certificate or other writing delivered pursuant hereto or in connection herewith shall be true and correct in all material respects on and as of the Closing Date as though made at that time.

         8.3 Performance of Sellers. Sellers shall have duly performed or complied with all of the covenants, acts, and obligations to be performed or complied with by Sellers hereunder at or prior to the Closing Date including the deliveries set forth in Section 10.1.

         8.4 No Material Changes. During the period from December 31, 1997 to the Closing Date, there shall not have been any undisclosed material adverse change in the Sellers' Interests, or the financial condition or results of operations of the Company, and neither the Sellers' Interests nor the Company shall have sustained any material casualty or other loss, damage, or destruction. Since December 31, 1997, there shall have been no undisclosed material adverse change in the assets, liabilities, or business of the Company and no indebtedness shall have been incurred by the Company other than accounts payable, taxes, and similar liabilities incurred in the ordinary course of business. Without limiting the generality of the foregoing, neither the Company nor the Sellers shall have incurred any liability or have engaged in any conduct since the Execution Date that would have a undisclosed material adverse effect on Purchaser with respect to the transaction contemplated hereunder.

         8.5 Sellers' Certificate. Purchaser shall have received a certificate, dated the Closing Date, signed and verified by the Sellers' certifying, in such detail as Purchaser and its counsel may reasonably request, that the conditions specified in Section 8.2 and Section 8.4, above, have been fulfilled.

         8.6 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

         8.7 Chief Financial Officer's Certificate. Purchaser shall have received from the Chief Financial Officer of the Company a letter, dated the Closing Date, that on the basis of his or her review (not an audit) of the latest available accounting records of the Company, consultations with other responsible officers of the Company, and other pertinent inquiries that he or she may deem necessary, he or she has no reason to believe that during the period from December 31, 1997, to the Closing Date, there has been any undisclosed change in the financial condition or results of operations of the Company except changes incurred in the ordinary and usual course of business during that period that in the aggregate are not materially adverse, and other changes or transactions, if any, contemplated by this Agreement.

         8.8 Consents. All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Sellers and delivered to Purchaser.

         8.9 Approval of Documents. The form and substance of all certificates, instruments, opinions, Schedules, and other documents delivered to Purchaser under this Agreement shall be satisfactory in all respects to Purchaser and its counsel.

         8.10 Opinion of Counsel. Sellers shall have delivered to Purchaser an opinion of counsel to Purchaser, dated as of the Closing Date, in the form of Exhibit B.

         8.11. Employment Agreement. Sellers shall have delivered to Purchaser an Employment Agreement for Daniel Donnelly in the form attached as Exhibit A.

         8.12. Company Approval of Purchaser as a Member. If required by the Operating Agreement or the laws of the State of California, Sellers will take whatever steps are necessary to insure that Purchaser will, on the Closing Date, have all rights and powers of a member of the Company under the Operating Agreement or the laws of the State of California, including, but not limited to, conducting a proper meeting at which Sellers, by unanimous vote, approve of the sale, transfer, and assignment of Sellers' Interests to Purchaser and their acceptance of Purchaser as the new, and sole, member of the Company.

         8.13. Execution of Manufacturing Agreement. On or before the Closing Date, California Audio Labs (Thailand) LTD and the Company shall have entered into a Manufacturing Agreement in the forms of Exhibit C ("Manufacturing Agreement"), which shall set forth all rights of Sellers and California Audio Labs (Thailand) LTD regarding the Company after the Closing Date.

                                    ARTICLE 9

                  CONDITIONS PRECEDENT TO SELLERS' PERFORMANCE

         9.1 Conditions. All obligations of Sellers to proceed with Closing are subject to fulfillment and the satisfaction on or before the Closing Date of each of the conditions precedent set forth in this Article 9, unless otherwise waived, in writing, by Sellers:

         9.2 Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained herein and in any certificate or other writing delivered pursuant hereto or in connection herewith shall be true and correct in all material respects on and as of the Closing Date as though made at that time.

         9.3 Performance of Purchaser. Purchaser shall have duly performed or complied with all of the covenants, acts, and obligations to be performed or complied with by Purchaser hereunder at or prior to the Closing Date.

                                   ARTICLE 10

                              DELIVERIES AT CLOSING

         10.1 Sellers' Obligations. In addition to any other documents that Purchaser may require to be delivered by Sellers at Closing, Sellers shall deliver to Purchaser at Closing the following documents:

                  (a) Executed assignments of all Contracts and Offers (with consents if required) in the form attached hereto as Exhibit D;

                  (b)  Executed   assignments  or  consents  of  all  assignable
licenses and permits issued to Sellers by any governmental entity or vendor;

                  (c) All books, records, and other data relating to the Company's business;

                  (d) Instruments of assignment and transfer of all other property of Sellers directly related to and/or owned by the Company of every kind and description and wherever situated;

                  (e) Executed Employment Agreement;

                  (f)  Sellers'  Certificate  as  provided  for in  Section  8.5 hereof;

                  (g) Chief Financial  Officer's  Certificate as provided for in
Section 8.7 hereof;

                  (h) The consents as provided for in Section 8.8 hereof;

                  (i) The Manufacturing Agreement;

                  (j) Such other documents as Purchaser or its counsel or any lender or lessor of Purchaser may reasonably request in order to effectuate the transactions contemplated under this Agreement.

         Sellers, at any time before or after the Closing, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Purchaser, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Purchaser, for the purpose of assigning, transferring, granting, conveying, and confirming to Purchaser, or reducing to possession, any or all property to be conveyed and transferred by this Agreement. If requested by Purchaser, Sellers further agree to prosecute or otherwise enforce in its own name for the benefit of Purchaser, any claims, rights, or benefits that are transferred to Purchaser by this Agreement and that require prosecution or enforcement in Sellers' name. Any prosecution or enforcement of claims, rights, or benefits under this Section shall be solely at Purchaser's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Sellers.

         10.2 Purchaser's Obligations. Purchaser shall deliver to Sellers:

                  (a) The  Purchase  Price  payable at Closing  as  provided  in
Section 1.3 hereof;

                  (b) Executed counterparts of such of the closing documents as shall require acceptance by Purchaser.

                                   ARTICLE 11

                                  POST CLOSING

         11.1 Nature of Statements. All statements contained herein, in any Schedule or Exhibit hereto, or in any certificate or other written instrument delivered by or on behalf of Sellers or Purchaser pursuant to this Agreement, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Sellers or Purchaser, as the case may be.

         11.2 Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto, or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive for a period of five (5) years after the Closing.

         11.3 Indemnification of Purchaser by Sellers. Sellers shall, jointly and severally, indemnify, defend, and hold harmless Purchaser and its direct and indirect parent companies, subsidiaries, and affiliates, and their respective officers, directors, and shareholders, successors and assigns, from and against any and all costs, expenses, losses, damages, fines, penalties, or liabilities (including, without limitation, interest which may be imposed in connection therewith, court costs, litigation expenses, reasonable attorneys' fees, and accounting fees) ("Actual Loss") incurred by Purchaser, directly or indirectly, with respect to, in connection with, arising from or out of:

                  (a) A breach by Sellers of any representation or warranty made by Sellers and contained in this Agreement or in any certificate or other document delivered by said party to Purchaser hereunder or thereunder;

                  (b) A breach by Sellers of any covenant, restriction, or agreement made by or applicable to Sellers and contained in this Agreement or in any certificate or other document delivered by said party to Purchaser hereunder or thereunder; and

                  (c) Any claim, debt, suit, cause of action, investigation, or proceeding of any kind whatsoever, whether instituted or commenced prior to or after the Closing Date and which relates to or arises from the business or assets of the Company on or before the Closing Date which was not specifically disclosed in a schedule to this Agreement.

         The parties hereby agree that claims arising out of Section 11.3(a) and
Section  11.3(b)  above,  and to the extent  practicable  claims  arising out of
Section 11.3(c) above, shall be resolved by arbitration pursuant to the procedure set forth in Section 11.6 below.

         11.4 Indemnification of Sellers by Purchaser. Purchaser shall indemnify, defend, and hold Sellers harmless from and against any and all costs, expenses, losses, damages, fines, penalties, or liabilities (including, without limitation, interest that may be imposed in connection therewith, court costs, litigation expenses, reasonable attorneys' fees, and accounting fees) ("Actual Loss") incurred by Sellers with respect to, in connection with, arising from, or out of:

                  (a) A breach by Purchaser of any representation or warranty made by Purchaser and contained in this Agreement or in any certificate or other document delivered by Purchaser to Sellers hereunder or thereunder; and

                  (b) A breach by Purchaser of any covenant, restriction, or agreement made by or applicable to Purchaser and contained in this Agreement or in any certificate or other document delivered by Purchaser to Sellers hereunder or thereunder.

         The parties hereby agree that claims arising out of Section 11.4(a) and
Section 11.4(b) above, shall be resolved by arbitration pursuant to the procedure set forth in Section 11.6 below.

         11.5 Procedure for Indemnification.

                  (a) The party which is entitled to be indemnified hereunder (the "Indemnified Party") shall promptly give notice hereunder to the party required to indemnify (the "Indemnifying Party") after obtaining written notice of any claim as to which recovery may be sought against the indemnifying party because of the indemnity in Section 11.3 and Section 11.4 hereof and, if such indemnity shall arise from the claim of a third party, shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of an Indemnified Party to give such notice, or delay by an Indemnified Party in giving such notice unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. Failure by an Indemnifying Party to notify an Indemnified Party of its election to defend any such claim or action by a third party within forty five (45) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or action.

                  (b) If the Indemnifying Party assumes the defense of such claim or litigation resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim shall include taking all steps necessary in the defense or settlement of such claim or litigation and holding the Indemnified Party harmless from and against any and all damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party, or enter into any settlement (except with the written consent of the Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim or litigation. Anything in this Section 11.5 to the contrary notwithstanding, the Indemnified Party may, with counsel of its choice and at its expense, participate in the defense of any such claim or litigation.

                  (c) If the Indemnifying Party shall not assume the defense of any such claim by a third party or litigation resulting therefrom after receipt of notice from such Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate, and unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the costs of defending the same, the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate and the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of such settlement and for all damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation.

                  (d) The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to any claim by a third party in such litigation and for all damage incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a third party.

         11.6 Arbitration. Any controversy or claim arising solely between the parties out of or relating to Section 11.3 or Section 11.4 herein, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to be held in the State of California, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties agree that within six (6) months of notice of such a controversy or claim by one party to another, said controversy or claim, if unresolved, shall be submitted to arbitration.

                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 Liens. In the event Purchaser receives any notice or claim of lien upon any of Sellers' assets which lien is not satisfied or released as of the Closing Date, and Purchaser becomes obligated to pay any amounts due in connection with such lien, Purchaser shall have the right in addition to any other remedy to offset against any payments due any or all of the Sellers, which offset shall be in lieu of the payment of such amounts. Purchaser shall comply with the terms of all notices and orders issued by such authorities, and shall have no responsibility for the correctness or accuracy of such notices and orders. If any such offset is made, then Purchaser's rights and interests shall be assigned to Sellers, who can then seek recovery from the third party responsible for said offset.

         12.2 Written Agreement to Govern. This Agreement sets forth the entire understanding and supersedes all prior oral or written agreements among the parties hereto relating to the subject matter contained herein, and merges all prior and contemporaneous discussions among them. No party hereto shall be bound by any definition, condition, representation, warranty, covenant, or provision other than as expressly stated in this Agreement or as hereafter set forth in a written instrument executed by such party or by a duly authorized representative of such party.

         12.3 Severability. The parties hereto expressly agree that it is not the intention of any party hereto to violate any public policy, statutory, or common law rules,  regulations,  treaties,  or  decisions of any  government  or agency thereof. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such provision, such articles, sections, sentences, words, clauses, or combinations thereof shall be inoperative, and the remainder of this Agreement shall remain binding upon the parties hereto.

         12.4 Notices and Other Communications. Every notice or other communication required, contemplated, or permitted by this Agreement by any party shall be in writing and shall be delivered either by personal delivery, telegram, private courier service, or by certified or registered mail, postage prepaid, return receipt requested, addressed to the party to whom intended at the following address:

                  (a)  If to Purchaser:
                       ---------------

                           Go-Video, Inc. and Go-Video Productions, Inc. 7835 E. McClain Drive
                           Scottsdale, Arizona  85260
                           Attn: President
                           (602) 951-4404 - facsimile

                           Copy to:

                           Samuel C. Cowley
                           Snell & Wilmer L.L.P.
                           One Arizona Center
                           Phoenix, Arizona 85004
                           (602) 382-6070 - facsimile

                  (b)      If to Sellers:
                           -------------

                           Mr. Akradej Srichawla
                           4 1/2 World Trade Center
                           Section B-422
                           Pathumwan, Bangkok 10330
                           Thailand
                           (662) 255-6288 - facsimile  {Thailand}

                           Copy to:

                           Gregory J. Carrigan, CPA
                           P.O. Box 6602
                           Malibu, California 90264
                           (310) 457-6821 - facsimile

or at such other address as the intended recipient shall from time to time designate by written notice delivered in accordance herewith. Notice by courier or certified or registered mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or the date of attempted delivery where delivery is refused by the intended recipient. All notices and communications required, contemplated, or permitted by this Agreement to be delivered in person shall be deemed to have been delivered to and received by the addressee, and shall be effective, on the date of personal delivery. Any notice transmitted by telegram shall be deemed to have been delivered to and received by the addressee, and shall be effective, on the date said notice is delivered to the telegram company for transmission.

         12.5 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

         12.6 Governing Law. The validity, construction, and enforceability of this Agreement shall be governed in all respects by the laws of the State of California, without regard to its conflict of laws rules.

         12.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns; provided, however, that this Agreement may not be assigned by Sellers without the prior written consent of Purchaser.

         12.8 Further Assurances. At any time on or after the date hereof, the parties hereto shall each perform such acts, execute and deliver such instruments, assignments, endorsements and other documents and do all such other things consistent with the terms of this Agreement as may be reasonably necessary to accomplish the transaction contemplated in this Agreement or otherwise carry out the purpose of this Agreement.

         12.9 Gender, Number and Headings. The masculine, feminine, or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

         12.10 Schedules and Exhibits. The Schedules and Exhibits referred to herein and attached hereto, are incorporated herein by such reference as if fully set forth in the text hereof.

         12.11 Waiver of Provisions. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         12.12 Specific Performance. Each party's obligations under this Agreement are unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate. Notwithstanding any breach or default by any of the parties of any of their respective representations, warranties, covenants, or agreements under this Agreement, if the purchase and sale contemplated by it shall be consummated at the Closing, each of the parties waives any rights that it or he may have to rescind this Agreement or the transaction consummated by it; provided, however, this waiver shall not affect any other rights or remedies available to the parties under this Agreement or under the law.

         12.13 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         12.14 Assignment. This Agreement may not be assigned by any party hereto without the consent of the other party hereto.

         12.15 Section and Paragraph Headings. The Article and Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.16 Amendment. This Agreement may be amended only by an instrument in writing executed by all parties hereto.

         12.17 Expenses. Except as otherwise expressly provided herein, each party shall bear its own expenses incident to this Agreement and the transactions contemplated hereby, including without limitation, all fees of counsel, consultants, and accountants.

         12.18 Waiver of Objection to Personal Jurisdiction. Sellers hereby expressly submit and consent in advance to jurisdiction in any action or proceeding commenced by Purchaser in arbitration in California or in the Superior Court of California or the United States District Court for the
Northern District of California, and hereby waives personal service of the Summons and Complaint, or other process of papers issued therein, and agrees that service of such Summons and Complaint or other process or papers may be made by Federal Express or other international commercial mail carrier addressed to Sellers at the address to which notices are to be sent pursuant to this agreement. Seller waives any claim that San Francisco, California or the Northern District of California is an inconvenient forum or an improper forum based on lack of venue. Should Sellers, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the number of days prescribed by law after the mailing thereof, Sellers shall be deemed in default and an order and/or judgment may be entered by Purchaser against Sellers as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum for Sellers set forth in this section shall not be deemed to preclude the enforcement, by Purchaser, or any judgment obtained in any other form or the taking, by Purchaser, of any action to enforce the same in any other appropriate jurisdiction, and Sellers hereby waive the right to collaterally attack any such judgment or action.

         12.19 Waiver of Right to Jury Trial. Purchaser and Sellers acknowledge and agree that any controversy which may arise under this Agreement or with respect to the transactions contemplated thereby would be based upon difficult and complex issues and, therefore, the parties agree that any lawsuit arising out of any such controversy shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

         "SELLERS"           ------------------------------------
                             PORNTHEP SRICHAWLA


                             ------------------------------------
                             AKRADEJ SRICHAWLA


                             ------------------------------------
                             VORATHEP SRICHAWLA


         "PURCHASER"         GO-VIDEO, INC., a Delaware corporation


                             By:
                                ---------------------------------
                                      Roger B. Hackett
                             Its:     Chairman, Chief Executive Officer,
                                      and President

                             GO-VIDEO PRODUCTIONS, INC., a Delaware corporation


                             By:
                                ---------------------------------
                                      Roger B. Hackett
                             Its:     Chairman, Chief Executive Officer,
                                      and President

         "FACTORY"           CALIFORNIA AUDIO LABS (Thailand) LTD

         {As to Section
           7.3 only}         By:
                                ---------------------------------

                             Its:
                                 --------------------------------


                             By:
                                ---------------------------------

                             Its:
                                 --------------------------------

                                    Exhibit A
                                    ---------

                              EMPLOYMENT AGREEMENT

                                    Exhibit B
                                    ---------

                               OPINION OF COUNSEL

                                    Exhibit C
                                    ---------

                             MANUFACTURING AGREEMENT

                                    Exhibit D
                                    ---------

                       ASSIGNMENTS OF CONTRACTS AND OFFERS

                                  Schedule 3.2
                                  ------------

                               OPERATING AGREEMENT

                                  Schedule 3.8
                                  ------------

                   CHANGES OUTSIDE ORDINARY COURSE OF BUSINESS

                                  Schedule 3.9
                                  ------------

                                     LEASES
                                     ------

                                  Schedule 3.12
                                  -------------

                                   LITIGATION

                                  Schedule 3.13
                                  -------------

                                    CONSENTS

                                  Schedule 3.15
                                  -------------

                              LICENSES AND PERMITS

                                  Schedule 3.17
                                  -------------

                                    CONTRACTS

                                  Schedule 3.18
                                  -------------

                             PATENTS AND TRADEMARKS

                                  Schedule 3.19
                                  -------------

                             EMPLOYEE BENEFIT PLANS

                                  Schedule 3.20
                                  -------------

                                   WARRANTIES

                                  Schedule 3.22
                                  -------------

                               ACCOUNTS RECEIVABLE

                                  Schedule 3.23
                                  -------------

                                   INVENTORIES

                                  Schedule 3.26
                                  -------------

                              ENVIRONMENTAL MATTERS

                                  Schedule 3.29
                                  -------------

                        TRANSACTIONS WITH RELATED PARTIES

                                  Schedule 3.34
                                  -------------

                                    CUSTOMERS

                                  Schedule 3.35
                                  -------------

                                    SUPPLIERS

                                  Schedule 3.36
                                  -------------

                                    INSURANCE

                                  Schedule 7.3
                                  ------------

                             FACTORY LINE OF CREDIT
                                       48